UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): June 30, 2009
Horsehead Holding Corp.

(Exact Name of Registrant as Specified in Its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

001-33658	20-0447377

(Commission File Number)	(IRS Employer Identification No.)

4955 Steubenville Pike, Suite 405, Pittsburgh, Pennsylvania	15205

(Address of Principal Executive Offices)	(Zip Code)
(724) 774-1020

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On June 30, 2009, Horsehead Corporation (“Horsehead”) and Chestnut Ridge Railroad Corp. (“Chestnut”), wholly-owned subsidiaries of the registrant, entered into a Sixth Amendment (the “Amendment”) with The CIT Group/Business Credit, Inc. (“CIT”) and PNC Bank, National Association (“PNC” and together with CIT, collectively, the “Lenders”), and CIT, as agent for the Lenders (the “Agent”) with respect to the Financing Agreement, dated as of July 15, 2005, by and among Horsehead, Chestnut, CIT, PNC and certain lenders party thereto (as amended, the “Financing Agreement”).
The Amendment was entered into at the request of Horsehead and Chestnut in order to (1) reduce the amount of borrowing available to Horsehead under the revolving line of credit under the Financing Agreement by $30 million, from $75 million to $45 million, and (2) reduce the amount of revolving loans that may be advanced to Horsehead under the Financing Agreement with respect to Eligible Inventory (as defined in the Financing Agreement). The effect of these changes is to reduce the fees payable by Horsehead and Chestnut to the Agent and Lenders with respect to amounts that are available and undrawn upon under the Financing Agreement from time to time.
As of June 30, 2009, Horsehead had no borrowings outstanding under its revolving line of credit and $14.6 million in letters of credit outstanding. As of the most recent required reporting date and after giving effect to the Amendment, Horsehead would have had $28.7 million of net availability under the Financing Agreement.
The Financing Agreement is scheduled to terminate on July 15, 2010. Horsehead currently estimates that the Amendment will decrease its borrowing costs by approximately $0.2 million annually.
The description of the Amendment is not intended to be complete and is qualified in its entirety by the complete text of the Amendment, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

10.1	Sixth Amendment to Financing Agreement, dated as of June 30, 2009, between Horsehead Corporation, Chestnut Ridge Railroad Corp., The CIT Group/Business Credit, Inc. and PNC Bank, National Association

SIGNATURES
According to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on July 6, 2009.

HORSEHEAD HOLDING CORP.
/s/ Robert D. Scherich
By: Robert D. Scherich
Its: Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Sixth Amendment to Financing Agreement, dated as of June 30, 2009, between Horsehead Corporation, Chestnut Ridge Railroad Corp., The CIT Group/Business Credit, Inc. and PNC Bank, National Association